THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

STOCK SUBSCRIPTION WARRANT
To Purchase Common Stock of
US DATA AUTHORITY, INC.
Date of Initial Issuance: Number of Shares: Initial Warrant Price: Expiration Date:	October 25, 2000 2,500,000 $7.25 October 25, 2002

THIS CERTIFIES THAT for value received, Big Sky &Associates, LLC, or his/her/its registered assigns (hereinafter called "Holder"), is entitled to purchase from US DATA AUTHORITY, INC. , a Florida corporation (the "Company"), at any time during the Term of this Warrant, TWO MILLION FIVE HUNDRED THOUSAND (2,500,000) shares of common stock of Company (the "Common Stock"), at the Warrant Price, payable as provided herein. The exercise of this Warrant shall be subject to the provisions, limitations and restrictions herein contained. This Warrant may be exercised in whole or in part.

SECTION 1. Definitions.

For all purposes of this Warrant, the following terms shall have the meanings indicated (any capitalized terms used herein and not otherwise defined herein to have the meanings ascribed to them in the Agreement):

"Common Stock" shall mean and include Company's authorized common stock, as constituted at the date hereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

"Term of this Warrant" shall mean the period beginning on the date of initial issuance hereof and ending on the second anniversary of such date of initial issuance.

"Warrant Price" shall mean $7.25 per share, subject to adjustment in accordance with Section 5 hereof.

"Warrants" shall mean this Warrant and any other Warrant or Warrants issued in connection with the Agreement to the Holder.

"Warrant Shares" shall mean shares of Common Stock, subject to adjustment or change as herein provided, purchased or purchasable by Holder upon the exercise hereof.

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SECTION 2 Exercise of Warrant.

2.1 Procedure for Exercise of Warrant. To exercise this Warrant in whole or in part (but not as to any fractional share of Common Stock), Holder shall deliver to Company at its office referred to in Section 12 hereof at any time and from time to time during the Term of this Warrant: (i) the Notice of Exercise in the form of Exhibit A attached hereto, (ii) cash, certified or official bank check payable to the order of Company, wire transfer of funds to Company's account, or cancellation of any indebtedness of Company to Holder (or any combination of any of the foregoing) in the amount of the Warrant Price for each share being purchased, and (iii) this Warrant.

2.2 Transfer Restriction Legend. Each certificate for Warrant Shares shall bear the following legend (and any additional legend required by (I) any applicable state securities laws and (ii) any securities exchange upon which such Warrant Shares may, at the time of such exercise, be listed) on the face thereof:

"The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and said shares cannot be sold, transferred, disposed of, pledged or hypothicated unless registered with the Securities and Exchange Commission, sold in compliance with Rule 144 under the 1933 Act, or, if in the opinion of Company counsel, an exemption from the registration requirements is in fact applicable to said shares."

Any certificate issued at any time in exchange or substitution for any certificate bearing such legend.

SECTION 3. Covenants as to Common Stock. Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. Company further covenants and agrees that Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. Company further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then Company shall in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, Company shall, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.

SECTION 4. Adjustment of Number of Shares Upon each adjustment of the Warrant Price as provided in Section 5, Holder shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, only the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.

SECTION 5. Adjustment of Warrant Price . The Warrant Price shall be subject to adjustment from time to time as follows:

(i) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

(ii) If, at any time during the Term of this Warrant, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

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(iii) In case, at any time during the Term of this Warrant, Company shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by Company or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of Company convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the difference of (x) the Current Market Price of one share of Common Stock minus (y) the fair market value (as determined by the Board of Directors of Company, whose determination shall be conclusive) of the amount of cash, stock, securities, evidences of indebtedness, assets, options or rights, as the case may be, so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price.

SECTION 6. Ownership and Transfer.

6.1 Ownership of This Warrant. Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant for registration of transfer as provided in this Section 6.

6.2 Transfer and Replacement. This Warrant and all rights hereunder are transferable in whole or in part upon the books of Company by Holder hereof in person or by duly authorized attorney, and a new Warrant or Warrants, of the same tenor as this Warrant but registered in the name of the transferee or transferees (and in the name of Holder, if a partial transfer is effected) shall be made and delivered by Company upon surrender of this Warrant duly endorsed, at the office of Company referred to in Section 12 hereof, together with a properly executed assignment. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft or destruction, and, in such case, of indemnity or security reasonably satisfactory to it, and upon surrender of this Warrant if mutilated, Company shall make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly cancelled by Company upon the surrender hereof in connection with any transfer or replacement. Holder shall not transfer this Warrant and the rights hereunder except in compliance with federal and state securities laws.

SECTION 7. Mergers, Consolidation, Sales. In the case of any proposed consolidation or merger of Company with another entity, or the proposed sale of all or substantially all of its assets to another person or entity, or any proposed reorganization or reclassification of the capital stock of Company, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, Company shall give 30 days' prior written notice thereof to Holder hereof and lawful and adequate provision shall be made whereby Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein, in lieu of the shares of the Common Stock of Company immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of such Common Stock purchasable hereunder immediately before such consolidation, merger, sale, reorganization or reclassification. In any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof shall thereafter be applicable as nearly as may be practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

SECTION 8. Notice of Dissolution or Liquidation. In case of any distribution of the assets of Company in dissolution or liquidation (except under circumstances when the foregoing Section 7 shall be applicable), Company shall give notice thereof to Holder hereof and shall make no distribution to shareholders until the expiration of thirty (30) days from the date of mailing of the aforesaid notice and, in any case, Holder hereof may exercise this Warrant within thirty (30) days from the date of the giving of such notice, and all rights herein granted not so exercised within such thirty-day period shall thereafter become null and void.

SECTION 9. Notice of Extraordinary Dividends. If the Board of Directors of Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or by way of a stock dividend

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payable in shares of its Common Stock, Company shall mail notice thereof to Holder hereof not less than thirty (30) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution, and Holder hereof shall not participate in such dividend or other distribution unless this Warrant is exercised prior to such record date. The provisions of this Section 9 shall not apply to distributions made in connection with transactions covered by Section 7.

SECTION 10. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant but in any case where Holder would, except for the provisions of this Section 10, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the excess of the value of such fractional share (determined in such reasonable manner as may be prescribed in good faith by the Board of Directors of Company) over the Warrant Price for such fractional share.

SECTION 11. Special Arrangements of Company. Company covenants and agrees that during the Term of this Warrant, unless otherwise approved by Holder:

11.1 Shall Not Amend Articles. Company shall not amend its articles of incorporation to eliminate as an authorized class of capital stock that class denominated as "Common Stock" on the date hereof.

11.2 Shall Bind Successors. This Warrant shall be binding upon any corporation or other person or entity succeeding to Company by merger, consolidation or acquisition of all or substantially all of Company's assets .

SECTION 12. Notices. Any notice or other document required or permitted to be given or delivered to Holder shall be delivered at, or sent by certified or registered mail to, Holder at its address as shall have been furnished to Company in writing by Holder. Any notice or other document required or permitted to be given or delivered to Company shall be delivered at, or sent by certified or registered mail to, Company at its address as shall have been furnished in writing to Holder by Company. Any notice so addressed and mailed by registered or certified mail shall be deemed to be given when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee .

SECTION 13. No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle Holder to any of the rights of a shareholder of Company except upon exercise in accordance with the terms hereof. No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the Warrant Price hereunder or as a shareholder of Company, whether such liability is asserted by Company or by creditors of Company.

SECTION 14. Law Governing. THE VALIDITY, INTERPRETATION, AND ENFORCEMENT OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

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SECTION 15. Amendments. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both parties (or any respective predecessor in interest thereof). The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

IN WITNESS WHEREOF, Company has caused this Warrant to be signed by its duly authorized officer this 25th day of October, 2000.
US DATA AUTHORITY, INC. By: /S/ Jack B. Blount Title: Chairman, President and CEO

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EXHIBIT A

FORM OF NOTICE OF EXERCISE

[To be signed only upon exercise of the Warrant]

TO BE EXECUTED BY THE REGISTERED HOLDER
TO EXERCISE THE ATTACHED WARRANT

The undersigned hereby exercises the right to purchase __________ shares of Common Stock which the undersigned is entitled to purchase by the terms of the attached Warrant according to the conditions thereof, and herewith

[check appropriate box(es)]

o makes payment of $__________ therefor in cash;

o makes payment of $__________ therefor through cancellation of indebtedness; or

o directs Company to issue ______ shares, and to withhold ____ shares in lieu of payment of the Warrant Price, as described in Section 2.1 of the Warrant.

All shares to be issued pursuant hereto shall be issued in the name of and the initial address of such person to be entered on the books of US Data Authority, Inc. shall be:

The shares are to be issued in certificates of the following denominations:
Dated: ______________________________	_______________________________________ [Type Name of Holder] By: ____________________________________ Title: ___________________________________